Exhibit 99.1

For Information, contact:

Craig Dynes

Chief Financial Officer

617-866-6020

CDynes@pega.com

Pegasystems Announces Tenth Consecutive Quarterly Record Revenue of $72.9 million

Annual revenue increases to $264 million with license revenue growth of 51%;

2010 revenue guidance increased to $315 million

CAMBRIDGE, Mass. – February 22, 2010 – Pegasystems Inc. (NASDAQ: PEGA), the leader in Business Process Management (BPM) software solutions, today announced financial results for the year and fourth quarter ended December 31, 2009. Revenue for 2009 increased 25% to $264 million compared to 2008. Net income for 2009 nearly tripled and increased to $32.2 million.

The Company generated $49.6 million in cash from operations and had $202.7 million in cash, cash equivalents, and marketable securities as of December 31, 2009.

The following table presents selected financial information for the quarters and years ended December 31, 2009 and 2008:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(In thousands, except per share amounts)
Software license	$33,889	$25,358	$115,934	$76,572
Maintenance	13,491	11,088	50,099	40,115
Professional services	25,567	22,906	97,980	94,960

Total revenue	$72,947	$59,352	$264,013	$211,647
Gross profit	$48,193	$38,476	$173,076	$129,890
Income from operations	$10,189	$6,288	$41,819	$14,479
Net income	$6,328	$2,830	$32,212	$10,977

Earnings per share, basic	$0.17	$0.08	$0.89	$0.30

Earnings per share, diluted	$0.16	$0.08	$0.85	$0.29

Business Perspective

“Our business showed continued strength in 2009, highlighted by our second consecutive year of 50% license revenue growth,” said Alan Trefler, Chairman and CEO of Pegasystems. “Growth has been driven by the pragmatic benefits that our patented Build for Change® technology delivers in helping our clients increase market share, improve customer experience, and reduce operating costs.”

“We have been able to deliver a rapid return on our clients’ investments, with many of their Pegasystems projects paying for themselves within a matter of months. Our clients continue to tell us that our software’s unique ability to directly capture their business objectives radically improves collaboration between business and IT. This has resulted in exceptional quality and speed to market for their business applications, enabling them to rapidly seize new growth opportunities,” concluded Mr. Trefler.

“In addition to record revenues, we had strong license signings in Q4,” added Craig Dynes, Pegasystems’ CFO. “We now expect 2010 revenue to be approximately $315 million. We will continue to invest in growth and estimate net income in 2010, on a GAAP basis, to be approximately $36.5 million or $1.00 per share. Our after tax charge for stock-based compensation expense is estimated to be approximately $3 million. These estimates assume a stable U.S. dollar.”

Messrs. Trefler and Dynes will be hosting a conference call and live Webcast associated with this announcement at 9:00 a.m. ET on February 23, 2010. Dial-in information is as follows: (877) 638-9568 (domestic) or (914) 495-8529 (international).

To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section Audio Archives link.

Forward-Looking Statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “target,” “forecast,” “could” “preliminary” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, without limitation, variation in demand and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the mix of perpetual and term licenses and the level of term license renewals, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets, the weak global economy and the ongoing consolidation in the financial services and healthcare markets, our ability to attract and retain key personnel, reliance on key third party relationships, the potential loss of vendor specific objective evidence for our professional services, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company’s views as of February 22, 2010. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to February 22, 2010.

About Pegasystems

Pegasystems (NASDAQ: PEGA), the leader in Business Process Management, provides software to drive revenue growth, productivity and agility for the world’s most sophisticated organizations. Customers use our award-winning SmartBPM® suite to improve customer service, reach new markets and boost operational effectiveness.

Our patented SmartBPM® technology makes enterprise applications easy to build and change by directly capturing business objectives and eliminating manual programming. SmartBPM® unifies business rules and processes into composite applications that leverage existing systems — empowering businesspeople and IT staff to Build for Change®, deliver value quickly and outperform their competitors.

Pegasystems’ suite is complemented by best-practice frameworks designed for leaders in financial services, insurance, healthcare, government, life sciences, communications, manufacturing and other industries.

Headquartered in Cambridge, MA, Pegasystems has offices in North America, Europe and Asia Pacific. Visit us at www.pega.com.

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(in thousands, except per share amounts)
Revenue:
Software license	$33,889	$25,358	$115,934	$76,572
Maintenance	13,491	11,088	50,099	40,115
Professional services	25,567	22,906	97,980	94,960

Total Revenue	72,947	59,352	264,013	211,647

Cost of revenue:
Cost of software license	31	31	121	95
Cost of maintenance	1,751	1,384	6,203	5,390
Cost of professional services	22,972	19,461	84,613	76,272

Total cost of revenue (1)	24,754	20,876	90,937	81,757

Gross Profit	48,193	38,476	173,076	129,890

Operating expenses:
Selling and marketing	22,715	18,763	74,378	63,799
Research and development	10,664	8,640	38,862	31,472
General and administrative	4,625	4,785	18,017	20,140

Total operating expenses (1)	38,004	32,188	131,257	115,411

Income from operations	10,189	6,288	41,819	14,479
Interest income, net	740	925	3,144	5,029
Foreign currency transaction (loss) gain	(294)	(2,779)	2,083	(4,537)
Installment receivable interest income	123	349	347	597
Other income (expense), net	5	(34)	22	104

Income before provision for income taxes	10,763	4,749	47,415	15,672
Provision for income taxes	4,435	1,919	15,203	4,695

Net income	$6,328	$2,830	$32,212	$10,977

Earnings per share
Basic	$0.17	$0.08	$0.89	$0.30

Diluted	$0.16	$0.08	$0.85	$0.29

Weighted-average number of common shares outstanding

Basic	36,725	35,985	36,208	36,146

Diluted	38,584	37,420	38,113	37,605

Cash dividends declared per share	$0.03	$0.03	$0.12	$0.12

(1) Includes stock-based compensation as follows:
Cost of revenue	$212	$292	$1,096	$995
Operating expenses	$938	$688	$3,577	$2,537

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

	As of December 31, 2009	As of December 31, 2008
	(in thousands)
Current Assets:
Cash and cash equivalents	$63,857	$36,087
Marketable securities	138,796	131,142

Total cash, cash equivalents, and marketable securities	202,653	167,229
Trade accounts receivable, net	39,396	42,801
Short-term license installments	2,829	5,445
Deferred income taxes	2,523	4,351
Income taxes receivable	5,046	514
Other current assets	3,794	3,637

Total current assets	256,241	223,977

Long-term license installments, net	2,976	5,413
Property and equipment, net	8,931	5,723
Long-term deferred income taxes and other assets	8,710	8,117
Intangible assets, net	336	479
Goodwill	2,391	2,141

Total assets	$279,585	$245,850

Current liabilities:
Accounts payable	$4,791	$4,726
Accrued expenses	6,748	9,925
Accrued compensation and related expenses	23,280	18,015
Deferred revenue	32,870	32,231

Total current liabilities	67,689	64,897
Income taxes payable	4,828	5,665
Other long-term liabilities	1,849	2,174

Total liabilities	74,366	72,736

Stockholders’ equity:	205,219	173,114

Total liabilities and stockholders’ equity	$279,585	$245,850

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Year ended December 31,
	2009	2008
	(in thousands)
Operating activities:
Net income	$32,212	$10,977
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefit from equity awards and deferred income taxes	(13,998)	(7,277)
Depreciation, amortization, and other non-cash items	6,824	4,275
Stock-based compensation expense	4,673	3,532
Change in operating assets and liabilities, and other, net	19,870	26,892

Cash provided by operating activities	49,581	38,399

Cash used in investing activities	(18,163)	(13,764)

Cash used in financing activities	(5,049)	(13,354)

Effect of exchange rate on cash and cash equivalents	1,401	(1,904)

Net increase in cash and cash equivalents	27,770	9,377
Cash and cash equivalents, beginning of period	36,087	26,710

Cash and cash equivalents, end of period	$63,857	$36,087